                                                                    EXHIBIT 10.2


                   AGREEMENT OF PURCHASE AND SALE OF ASSETS


     This AGREEMENT OF PURCHASE AND SALE OF ASSETS is made and entered into as of the 31st day of December, 1997, by and between Lucky Bill Mining Company, a Utah corporation, having its principal office at 4525 South Wasatch Boulevard, Suite 301, Salt Lake City, Utah 84124 ("Seller"), and United Park City Mines Company, a Delaware corporation, having its principal office at P.O. Box 1450, Park City, Utah 84060 ("Purchaser").

                             W I T N E S S E T H:

     WHEREAS, Seller owns certain real property interests located in Summit and/or Wasatch Counties, in the State of Utah, consisting primarily of patented mining claims totaling approximately 77 acres, which real property interests constitute substantially all of the assets of Seller;

     WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all of the Seller's Assets, as hereinafter defined, in exchange for a total of 6,903 shares of Purchaser's common stock, upon the terms and conditions described in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.   Purchase and Sale of Assets.  Subject to and upon the terms and conditions
     ---------------------------
set forth in this Agreement, Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, at the Closing hereunder, all of the business assets, properties, and rights of Seller, of every nature, kind and description, tangible and intangible, wheresoever located and whether or not carried or reflected on the books and records of Seller (hereinafter sometimes collectively called "Seller's Assets"), including, without limitation,
(i) the real property, mining claims, mining leases, mining properties, mine reserves, leases, rights-of-way, water rights, buildings, improvements and fixtures described in Exhibit "A" attached hereto (the "Real Property"), (ii) all books, files, (including computer files and programs), maps and records in Seller's possession or under Seller's control as they relate to the property described above or as they relate to the maintenance of such property, including, but not limited to, environmental permitting and compliance, (iii) Seller's rights under leases, contracts, agreements, instruments, undertakings, commitments or understandings and government leases, licenses and permits associated with the Property, including renewals of such leases, contracts, licenses and permits in the ordinary course of business. Seller's Assets shall be conveyed free and clear of all liabilities, obligations, liens and encumbrances. THE PARTIES EXPRESSLY AGREE THAT PURCHASER WILL ASSUME NO LIABILITIES OR OBLIGATIONS OF SELLER.

     2.   Payment for Seller's Assets.
          ---------------------------

     2.1  Stock for Seller's Assets.  In consideration of the sale,
          -------------------------
transfer, conveyance, assignment and delivery of the Seller's Assets by Seller to Purchaser, and in reliance upon the representations and warranties made herein by Seller to Purchaser, Purchaser shall, at the closing, in full payment for Seller's Assets, issue to Seller, and deliver or cause to be delivered to Seller a stock certificate representing, a total of 6,903 shares of Purchaser's no par value common stock (the "Shares").

     2.2  Restricted Stock.  Seller acknowledges that as of the Closing the
          ----------------
Shares will not have been registered, and that the shares must be held indefinitely until they are registered under the Securities Act of 1933, as amended (the "Securities Act"), or unless an exemption from such registration is available. The Seller represents that it is not acquiring the Shares with a view to or for resale in connection with any distribution thereof. The Seller further represents that it has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of obtaining the Shares.

     2.3  Registration Rights.  At any time after the Closing, Seller may,
          -------------------
by written notice delivered to Purchaser, request that the Purchaser effect a registration of the Shares under the Securities Act. Within three (3) business days after its receipt of such a notice from Seller, Purchaser shall file a registration statement covering the Shares on Form S-3 (or any other required form) for the registration of the Shares. Purchaser shall use its best efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of the Shares. Within three (3) business days after its receipt of such a notice by Seller, Purchaser shall also file a Supplemental Listing Application covering the Shares with the New York Stock Exchange seeking to have the Shares listed on the New York Stock Exchange together with the Purchaser's other outstanding shares of common stock. Purchaser shall pay all costs and expenses incurred in any such registration and in the filing of the Supplemental Listing Application with the New York Stock Exchange.

     3.   Closing.  The Closing shall take place at 10:00 a.m., local time, on
          -------
the 6th day of February, 1998, at the offices of Purchaser or such other time and place as the parties may agree upon. The day on which the Closing actually takes place is herein sometimes referred to as the Closing Date. In the event either of the parties is entitled not to close on the scheduled date because a condition to the Closing set forth in this Agreement has not been met (or waived by the party or parties entitled to waive it), such party may postpone the Closing from time to time, by giving at least five days prior notice to the other party, until the condition has been met (which all parties will use their best efforts to cause to happen), but in no event to a date later than February 20, 1998.

     4.   Seller's Obligations at Closing; Further Assurances.
          ---------------------------------------------------

     4.1  At the Closing, Seller shall deliver to Purchaser:

          4.1.1 duly executed and acknowledged instruments of conveyance, assignment and transfer, in form and substance satisfactory to Purchaser and Purchaser's counsel, as shall be effective to vest in Purchaser all of Seller's right, title and interest in all of Seller's Assets;

          4.1.2 all contracts, files and other data and documents pertaining to Seller's Assets, except Seller's minute books and stock ledger records, (which may be delivered at the offices of Seller); and

          4.1.3 all other documents required to be delivered to Purchaser under the provisions of this Agreement.

     4.2 At any time and from time to time after the Closing, at Purchaser's request and without further consideration, Seller shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of Seller's Assets, to put Purchaser in actual possession and operating control thereof and to assist Purchaser in exercising all rights with respect thereto. All reasonable cost and expense incurred by Seller in connection with the preparation, review, execution and delivery of such instruments shall be borne by Purchaser.

     4.3 Seller shall pay any and all Federal and Utah state income taxes payable by Seller as a result of this transaction, and shall indemnify and hold harmless Purchaser from and against any income tax liability that may result from this transaction.

     5.   Representations and Warranties by Seller.  The Seller represents
          ----------------------------------------
and warrants to Purchaser as follows:

     5.1  Organization, Standing and Qualification.  The Seller is a
          ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Utah; Seller has all requisite corporate or other power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; and Seller is duly qualified, licensed or domesticated and in good standing as a foreign corporation or other entity authorized to do business in the states in which the nature of the activities conducted by Seller or the character of the properties owned, leased or operated by Seller requires such qualification, licensing or domestication. Seller shall deliver to Purchaser at Purchaser's request true and complete copies of Seller's certificate of incorporation or other certificate of authority to do business and all amendments thereto, certified by the Department of Commerce, Division of Corporations and Commercial Code of the State of Utah, and the bylaws of Seller as presently in effect, certified as true and correct by Seller's secretary, if such exist.

     5.2  Inactive Business Operations.  Seller has not engaged in active
          ----------------------------
business operations for more than ten (10) years. Other than its officers and directors, Seller has no employees, and has had no employees for at least ten
(10) years. Seller's only business activity during at least the past ten (10) years has been owning and preparing for the development of unimproved real property interests. Except as may be set forth on Schedule 5.2 attached hereto, during at least the past ten (10) years, Seller has not entered into any material contracts with any other party, has not issued or sold any shares of its capital stock, has not made any capital expenditures or capital additions in excess of $5,000.

     5.3  Subsidiaries.  Seller has no subsidiaries, and Seller has no
          ------------
interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise. The business carried on by Seller has not been conducted through any other direct or indirect subsidiary or affiliate of any Shareholder.

     5.4  Execution, Delivery and Performance of Agreement; Authority.
          -----------------------------------------------------------
Neither the execution, delivery nor performance of this Agreement by Seller will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Seller's certificate of incorporation or other certificate of authority to do business or bylaws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which the Seller is a party or by which the Seller may be bound or affected. Seller has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto has been properly taken and this Agreement constitutes a valid and binding obligation of Seller.

     5.5  Description of Assets.  In or about September, 1997 ("Asset Date"),
          ---------------------
Seller delivered to Purchaser a legal description of all of the real property interests owned by Seller as of such Asset Date ("Asset Lists"), which real property interests constitute all, or substantially all, of Seller's assets.

     5.6  Absence of Undisclosed Liabilities.  Except as and to the extent
          ----------------------------------
specifically listed or reflected in the Asset Lists, as of the Asset Date Seller had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by Seller's income, or its period prior to the close of business on the

Asset Date or any other debts, liabilities or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the Asset Date, whether or not then known, due or payable, which might have an adverse effect upon the Real Property.

     5.7  Taxes.  All taxes, including, without limitation, income, property,
          -----
sales, use, franchise, value added, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by Seller, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by Seller with respect to employees' withholding taxes have been duly made. Seller has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax difficulty or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim that might have an adverse effect upon the Real Property. Seller is current in the filing of all federal income tax returns through the year ended 1996.

     5.8  Absence of Changes or Events.  Except as may be set forth in
          ----------------------------
Schedule 5.8 attached hereto, since the Asset Date Seller has conducted its business only in the ordinary course and has not:

          5.8.1 mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of the Real Property;

          5.8.2 sold, transferred, leased to others or otherwise disposed of any of the Real Property;

          5.8.3 received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a materially adverse effect on the Real Property;

          5.8.4 instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the Real Property; or

          5.8.5 entered into any agreement or made any commitment to take any of the types of action described in subparagraphs .1 through .5 above.

     5.9  Litigation.  There is no legal action, suit, arbitration,
          ----------
governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of Seller threatened, against or relating to Seller in connection with or relating to the transactions contemplated by this Agreement or relating to the Real Property and Seller does not know or have any reason to be aware of any basis for the same.

     5.10 Compliance With Laws and Other Instruments.  Except as may be set
          ------------------------------------------
forth in Schedule 5.10 annexed hereto, Seller has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees applicable to the Real Property. Neither the ownership nor Seller's use of the Real Property conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its certificate of incorporation, other certificate of authority to do business or bylaws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which Seller is a party or by which it may be bound or affected. Seller is not aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to, and which might adversely affect, the Real Property.

     5.11 Title to Properties.  Except as set forth on Schedule 5.11, the
          -------------------
Seller is the absolute beneficial owner of, and has good, valid, marketable and insurable title to all of the Real Property free and clear of mortgages, mechanics' liens, tax liens and other forms of security interests securing financial obligations of Sellers, and to the best of Seller's knowledge the Real Property is free and clear of all leases, restrictions, licenses, easements, rights-of-way and adverse claims.

     5.12 Environmental Compliance.  Except as may be set forth in Schedule
          ------------------------
5.12 attached hereto, to the best of Seller's knowledge, the Seller's business has been operated in material compliance with all environmental laws, including all orders, writs, injunctions, decrees, judgments, rulings, laws, rules and regulations of any court, governmental authority or arbitrator, and all terms and conditions of the required approvals, authorizations, permits, licenses, orders and agreements, and to the best of Seller's knowledge, the Seller's business has been in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any environmental law.

     5.13 Environmental Notices.  Except as may be set forth in Schedule
          ---------------------
5.13 attached hereto, Seller is not aware of, nor has it been advised of, any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance with environmental laws or which may give rise to any common law or legal liability, or which would otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, and that is based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any hazardous substance.

     5.14 Environmental Claims.  Except as may be set forth in Schedule
          --------------------
5.14 attached hereto, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, allegations, or proceeding pending or threatened against Seller, of which Seller has received notice, in connection with the Seller's business or the Seller's Assets relating in any way to any environmental laws.

     5.15 Environmental Permits.  Except as may be set forth in Schedule
          ---------------------
5.15, to the best of Seller's knowledge, Seller currently maintains all material governmental approvals, authorizations, permits, licenses, orders and agreements required to own and maintain the Real Property, and has materially complied with all requirements relating thereto.

     5.16 Schedules.  Attached hereto as Schedule 5.16 is a separate
          ---------
schedule containing an accurate and complete list and description of:

          5.16.1 All real property owned by Seller or in which Seller has a leasehold or other interest or which is used by Seller in connection with the operation of its business, together with a description of each lease, sublease, license, mining claim or any other instrument under which Seller claims or holds such real property interest or right to the use thereof or pursuant to which Seller has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

          5.16.2 All water rights held or used by Seller in connection with the Seller's Assets, which water rights are in good standing with the State of Utah in the amounts and for the uses set forth in Schedule 5.16 and have been put to beneficial use and have not been forfeited or abandoned under the laws of the State of Utah. Seller is the absolute beneficial owner of such water rights and has good, valid and marketable title to such water rights which is transferable to Purchaser.

          5.16.3 All machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property, except for items having a value of less than $100.00, setting forth with respect to all such listed property a summary description of all leases, liens, claims, encumbrances, charges, restrictions, covenants and conditions relating thereto, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

          5.16.4 All fire, theft, casualty, liability and other insurance policies insuring Seller's Assets, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid.

          5.16.5 All contracts, agreements, commitments or other understandings or arrangements that may affect the Seller's Assets or the ability of Seller to transfer and assign Seller's Assets.

          5.16.6 All loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, leases or lease purchase agreements to which Seller is a party or by which it is bound.

          5.16.7 The names of all of Seller's directors and officers, and the names of all persons, if any, holding tax or other powers of attorney from Seller and a summary of the terms thereof.

All of the contracts, agreements, leases, licenses and commitments required to be listed on Schedule 5.16 (other than those which have been fully performed) are valid and binding, enforceable in accordance with their respective terms, in full force and effect, not in default, and except as otherwise specified in
Schedule 5.16, validly assignable to Purchaser without the consent of any other party.

     5.17 No Guaranties.  None of the obligations or liabilities of Seller
          -------------
are guaranteed by any other person, firm or corporation, nor has Seller guaranteed the obligations or liabilities of any other person, firm or corporation.

     5.18 Disclosure.  No representation or warranty by Seller contained in
          ----------
this Agreement nor any statement or certificate furnished or to be furnished by Seller to Purchaser or its representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading or necessary in order to provide a prospective purchaser of the business of the Seller with adequate information as to Seller and its condition (financial and otherwise), properties, assets, liabilities, business and prospects, and Seller has disclosed to Purchaser in writing all material adverse facts known to them relating to the same.

     5.19 No Conflict.  The execution and delivery of this Agreement and
          -----------
the sale of assets hereunder and performance of this Agreement by Seller will not conflict with any of the provisions of the Articles of Incorporation, other organizational document or Bylaws of Seller, or any regulation or agreement to which Seller is a party or by which it may be bound. No authorization by, consent of, or filing with any regulatory body or other person, not duly obtained or made, is necessary to permit Seller to execute and perform this Agreement.

     6.   Representations and Warranties by Purchaser.  Purchaser
          -------------------------------------------
represents and warrants to Seller as follows:

     6.1  Organization.  Purchaser is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and the related agreements referred to herein and to carry out the transactions contemplated by this Agreement and to carry on its business as now being conducted and to own, lease or operate its properties.

     6.2  Authorization and Approval of Agreement.  All proceedings or
          ---------------------------------------
corporate action required to be taken by Purchaser relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been taken at or prior to the Closing.

     6.3  Execution, Delivery and Performance of Agreement.  Neither the
          ------------------------------------------------
execution, delivery nor performance of this Agreement by Purchaser will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Purchaser's certificate of incorporation or bylaws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation or any order, judgment or decree to which Purchaser is a party or by which it may be bound or affected. Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement constitutes a valid and binding obligation of Purchaser.

     6.4  Litigation.  There is no legal action, suit, arbitration,
          ----------
governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of Purchaser threatened, against or relating to Purchaser in connection with or relating to the transactions contemplated by this Agreement and Purchaser does not know or have any reason to be aware of any basis for the same.

     6.5  Shares.  At Closing all of the Shares will have been duly
          ------
authorized, validly issued, fully paid and non-assessable, and upon delivery of the Share Certificate referred to in

Section 2.1, will be held of record by Purchaser free and clear of all liens and encumbrances in favor of any person claiming by or through Seller.

     7.   Seller's Covenants.
          ------------------

     7.1 Prior to the Closing, Seller shall conduct its business and affairs only in the ordinary course and consistent with its prior practices and shall use its best efforts to preserve the Real Property, and to prevent any liens or encumbrances to arise with respect to the Real Property, and to cooperate with Purchaser and use reasonable efforts to assist Purchaser in obtaining the consent of any landlord or other party to any lease or contract with Seller where the consent of such landlord or other party may be required by reason of the transactions contemplated hereby. Without limiting the generality of the foregoing, prior to the Closing Seller shall not without Purchaser's prior written approval:

          7.1.1 change its certificate of incorporation, other certificate of authority to do business, or bylaws, or merge or consolidate or obligate themselves to do so with or into any other entity; or

          7.1.2 enter into any contract, agreement, commitment or other understanding or arrangement except for those of the type which would not have to be listed and described under Section 5 above.

     7.2 Seller shall give Purchaser prompt written notice of any change in any of the information contained in the representations and warranties made in Section 5 or elsewhere in this Agreement or the Schedules referred to herein which occurs prior to the Closing.

     7.3 Seller shall not cancel or modify any contracts, agreements, commitments or other understandings or arrangements to which Seller is a party that may affect the Real Property without first consulting with, and following the recommendations of, Purchaser.

     8.   Access to Property, Information and Documents.  Between the date
          ---------------------------------------------
hereof and the Closing Date, Purchaser may make, or arrange for others to make, such inspection of the Seller's Assets as it deems appropriate, including any environmental or geologic surveys as Purchaser deems appropriate. Seller shall provide full access to Purchaser and its counsel, accountants, engineers and other representatives and advisers, during normal business hours, to the Seller's Assets, files, books, records, documents and other information relating to Seller's Assets, and will make available for inspection and copying by Purchaser copies of any documents relating to the foregoing. Seller shall cooperate fully with Purchaser and Purchaser's agents in connection with such investigations and review as provided herein; provided, Purchaser agrees that such inspections shall not unreasonably interfere with the Seller's business and operations, and that such inspections and all such documents shall be kept confidential by Purchaser.

     9.   Employment Matters.  Seller represents to Purchaser that, except for
          ------------------
officers and directors of the Seller, Seller has had no employees for at least the last five (5) years. The parties expressly acknowledge and agree that Purchaser is not assuming any of Seller's debts, obligations or liabilities to any past or present employees, independent contractors, officers or directors.

     10.  Directors and Shareholders Authorization.  At or prior to the Closing,
          ----------------------------------------
Seller shall deliver to Purchaser a copy of the resolutions of its Board of Directors, together with any and all required resolutions or consents of the shareholders thereof, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an officer of Seller.

     11.  Conditions Precedent to Purchaser's Obligations.  All obligations of
          -----------------------------------------------
Purchaser hereunder are subject, at the option of Purchaser, to the fulfillment of each of the following conditions at or prior to the Closing, and Seller shall exert its best efforts to cause each such condition to be fulfilled:

     11.1 All representations and warranties of Seller contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects except for changes in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein.

     11.2 All covenants, agreements and obligations required by the terms of this Agreement to be performed by Seller at or before the Closing shall have been duly and properly performed in all material respects.

     11.3 Since the date of this Agreement there shall not have occurred any material adverse change in the condition of the Real Property.

     11.4 There shall be delivered to Purchaser certificates executed by the respective President and Secretary of Seller dated the date of the Closing, certifying that the conditions set forth in Sections 11.1, 11.2 and 11.3 have been fulfilled.

     11.5 All documents required to be delivered to Purchaser at or prior to the Closing shall have been so delivered.

     11.6 Seller shall have obtained valid and binding approval of this Agreement, and the transactions contemplated hereunder, by its shareholders.

     11.7 Seller shall have obtained the written consents to the transfer or assignment to Purchaser of all material licenses, leases, mining claims, and other material contracts of Seller (other than immaterial purchase and sales orders in the ordinary course of business) where the consent of any other party to any such contract may, in the opinion of Purchaser's counsel, be required for such assignment or transfer.

     11.8 Purchaser and New Quincy Mining Company ("New Quincy"), a Utah corporation that owns a majority of Seller's outstanding common stock, have entered into an Agreement for the Sale and Purchase of Assets similar to this Agreement, whereby New Quincy is selling substantially all of its assets to Purchaser ("New Quincy Agreement"). The parties to this Agreement and to the New Quincy Agreement intend that both transactions be closed simultaneously, and the closing of both this Agreement and the New Quincy Agreement are conditioned upon the simultaneous closing of the other.

     11.9 There shall be delivered to Purchaser a certificate executed by Seller's corporate secretary certifying that Seller's Board of Directors has adopted the Plan of Reorganization in the form previously provided to the Purchaser by Seller.

     12.  Conditions Precedent to Seller's Obligations.  All obligations of
          --------------------------------------------
Seller at the Closing are subject, at the option of Seller, to the fulfillment of each of the following conditions at or prior to the Closing, and Purchaser shall exert its best efforts to cause each such condition to be so fulfilled:

     12.1 All representations and warranties of Purchaser contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.

     12.2 All obligations required by the terms of this Agreement to be performed by Purchaser at or before the Closing shall have been duly and properly performed in all material respects.

     12.3 There shall be delivered to Seller a certificate executed by the President and Secretary of Purchaser, dated the date of the Closing, certifying that the conditions set forth in Sections 12.1 and 12.2 have been fulfilled.

     12.4 The parties to this Agreement and to the New Quincy Agreement intend that both transactions be closed simultaneously, and the closing of both this Agreement and the New Quincy Agreement are conditioned upon the simultaneous closing of the other.

     12.5 Between the date of this Agreement and the Closing, there shall have been no materially adverse changes in the business of Purchaser that would have a material adverse effect upon the market value of Purchaser's common stock.

     12.6 There shall be delivered to Seller a certificate executed by Purchaser's corporate secretary certifying that Purchaser's Board of Directors has adopted the Plan of Reorganization in the form previously provided to the Purchaser by Seller.

     12.7 Seller shall have obtained valid and binding approval of this Agreement, and the transactions contemplated hereunder, by its shareholders.

     13.  Indemnification.
          ---------------

     13.1 Seller hereby indemnifies and agrees to hold Purchaser harmless from, against and in respect of (and shall on demand reimburse Purchaser for):

          13.1.1 any and all loss, liability or damage suffered or incurred by Purchaser by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by Seller contained herein or in any certificate, document or instrument delivered to Purchaser pursuant hereto or in connection herewith;

          13.1.2 any and all loss, liability or damage suffered or incurred by Purchaser in respect of or in connection with any liabilities of Seller not expressly assumed by Purchaser;

          13.1.3 any and all debts, liabilities or obligations of Seller, known or unknown, direct or indirect, fixed, contingent or otherwise, that may affect the Real Property, except to the extent expressly assumed by Purchaser hereunder;

          13.1.4 any and all loss, liability or damage suffered or incurred by Purchaser by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Seller with respect to this Agreement or any of the transactions contemplated hereby; and

          13.1.5 any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     13.2 Purchaser hereby agrees to indemnify and hold Seller harmless from, against and in respect of (and shall on demand reimburse them for):

          13.2.1 Any and all loss, liability or damage resulting from any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Purchaser contained herein or in any certificate, document or instrument delivered to Seller hereunder;

          13.2.2 Any and all liabilities or obligations of Seller specifically assumed by Purchaser pursuant to this Agreement;

          13.2.3 Any and all loss, liability or damage suffered or incurred by Seller by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Seller with respect to this Agreement or any of the transactions contemplated hereby; and

          13.2.4 Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     14.  Nature and Survival of Representations and Warranties.  All
          -----------------------------------------------------
statements, representations, warranties, indemnities, covenants and agreements made by each of the parties hereto shall survive the Closing for a period of twenty-four (24) months after Closing.

     15.  Notices.  Any and all notices or other communications required or
          -------
permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class registered mail, return receipt requested, addressed to the parties at the addresses set forth above (or at such other address as any party may specify by notice to all other parties given as aforesaid).

     16.  Enforcement; Legal and Other Costs.
          ----------------------------------

     16.1 The parties hereby agree that once Lucky Bill obtains shareholder approval of this transaction, the obligations of the parties hereunder shall be come absolute and, as soon as all of the conditions set forth in this Agreement shall be satisfied or waived, the obligations of each party shall thereupon be specifically enforceable by the other party.

     16.2 In the event that any party (the "Defaulting Party") defaults in his, her or its obligations under this Agreement and, as a result thereof, another party (the "Non-Defaulting Party") seeks to legally enforce his, her or its rights hereunder against the Defaulting Party, then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall be liable for and shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.

     16.3 In the event that the Non-Defaulting Party is entitled to receive an amount of money by reason of the Defaulting Party's default hereunder, then, in addition to such amount of money, the defaulting Party shall promptly pay to the Non-Defaulting Party a sum equal to interest on such amount of money accruing at the rate of 2% per month (but if such rate is not permitted under the laws of the state having jurisdiction of such matter, then at the highest rate which is permitted to be paid under the laws of such state) during the period between the date such payment should have been made hereunder and the date of the actual payment thereof.

     17.  Miscellaneous.
          -------------

     17.1 This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

     17.2 No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of default of the same of similar nature.

     17.3 This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and permitted assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns. Neither party may assign any interest in this Agreement without the prior written consent of the other.

     17.4 The paragraph headings contain herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

     17.5 Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

     17.6 Seller and Purchaser shall share equally all sales, transfer and documentary taxes, if any, payable in connection with the sale, conveyances, assignments, transfers and deliveries to be made to Purchaser hereunder.

     17.7 This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

     17.8 This Agreement and all amendments hereto shall be governed by and construed in accordance with law of the State of Utah applicable to contracts made and to be performed therein.

     17.9 The parties hereto agree that they shall make no public announcement not required by law concerning the transactions contemplated by this Agreement without the prior written consent of the other parties.

     17.10 Any and all information revealed pursuant to this Agreement or previously in the course of negotiations among the parties, shall be held in strict confidence and solely for the purpose of facilitating the consummation of this Agreement in allowing the parties to exercise prudent care with respect thereto. Seller may disclose any confidential information to its shareholders that Seller may reasonably determine is necessary or advisable in connection with obtaining shareholder consent to the transactions contemplated herein. Should this Agreement not be consummated for any reason, no further use may be made by any party of any such information so obtained (except to the extent such information either is or becomes published or is a matter of public knowledge or was already known prior at the inception of negotiations for this Agreement) and the parties may be held strictly accountable for any unauthorized use thereof. Should this Agreement not be consummated for any reason, the parties shall return all documents (including all copies thereof) received from any party in connection with this Agreement and/or the transactions contemplated hereby. If the transactions contemplated by this Agreement are consummated, neither party shall disclose to others any information concerning the business of Seller or Purchaser or the terms of this Agreement except as approved by the other party, as necessary for the conduct of the Purchaser's or Seller's business, as required by law or by a court of law or other regulatory or administrative tribunal, which is ascertainable or obtained from public or published information, which was received from a third party not known by such person to be under an obligation to keep such information confidential, or which is or becomes known to the public (other than through a breach of this Agreement).

     17.10 Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     17.11 Except as otherwise provided in this Agreement, Seller and Purchaser shall each bear its own costs and expenses incurred by each of them in connection with this transaction.

     17.12 This transaction is intended to be a "Reorganization" described in
Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, so that no gain or loss will be recognized by either party due to this transaction, and this Agreement shall be interpreted to achieve this end. The parties agree to take such actions and execute such additional documents as my be necessary and reasonable to achieve this end. Contemporaneously herewith, New Quincy and Seller are executing a Plan of Reorganization which, among other things, provides for compliance with Section 368(a)(2)(G) of the Internal Revenue Code of 1986, as amended.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              SELLER:

                                    LUCKY BILL MINING COMPANY,
                                    a Utah corporation


                                    By:      /s/ Phillip S. Floor
                                        ---------------------------
                                        Its: President


                              PURCHASER:

                                    UNITED PARK CITY MINES COMPANY,
                                    a Delaware corporation


                                    By:      /s/ Hank Rothwell
                                        ---------------------------
                                        Its: President